Exhibit (a)(1)(K)

FORM OF COMMUNICATION TO ELIGIBLE OPTIONHOLDERS REJECTING THE

NOTICE OF WITHDRAWAL UNDER THE EXCHANGE OFFER

Date:

To:

From:   Luna Innovations Incorporated

Re:	Rejected Notice of Withdrawal Under Exchange Offer

Unfortunately, your Notice of Withdrawal regarding our Exchange Offer was either inaccurate, incomplete or improperly signed and was not accepted for the following reason(s):):                                                 . If you wish to withdraw your previously delivered Election Form and Eligible Option Information Sheet, please complete and sign the attached Notice of Withdrawal and deliver it to Luna Innovations so that it is received before 12:00 midnight, U.S. Eastern Time, on October 18, 2010 (or such later date as may apply if this Exchange Offer is extended), by one of the following means:

By Mail or Courier

Luna Innovations Incorporated

1 Riverside Circle, Suite 400

Roanoke, VA 24016

Attention: Kimberly Bush, Stock Plan Administrator

Phone: (540) 769-8467

By Facsimile

Luna Innovations Incorporated

Attention: Kimberly Bush, Stock Plan Administrator

Facsimile: (540) 769-8401

By Hand or Interoffice Mail (Before 5:00 p.m. U.S. Eastern Time on October 18, 2010)

Attention: Kimberly Bush, Stock Plan Administrator

By Email (By PDF or similar imaged document file)

stockadmin@lunainnovations.com.

If we do not receive a properly completed and signed Notice of Withdrawal from you before the expiration of the Exchange Offer at 12:00 midnight, U.S. Eastern Time, on October 18, 2010, all Eligible Options currently tendered by you will be cancelled for exchange.

You should direct questions about the Exchange Offer or requests for assistance (including requests for additional or paper copies of the Exchange Offer, the Election Form, your Eligible Option Information Sheet or other documents relating to this Exchange Offer) to Kimberly Bush, Luna Innovations’ Stock Plan Administrator at 1 Riverside Circle, Suite 400, Roanoke, VA 24016 or by calling (540) 769-8467 or sending an email to stockadmin@lunainnovations.com.